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                       EXCESS CAPACITY LICENSE AGREEMENT

                                 ________, 19__




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                       EXCESS CAPACITY LICENSE AGREEMENT

                  This Agreement is entered into as of the ___ day of ______, 19__, by and between HEALTHCARE IMAGING SERVICES, INC., a Delaware corporation having a place of business at ______________ ("Licensor"), and _________ having his principal place of business at ___________________ ("Licensee").

                                    RECITALS

         WHEREAS, Licensor (and its affiliates) is in the business of retaining use of certain office space, equipment and employees for the performance of MRI scans by physicians licensed to perform such scans; and

         WHEREAS, from time to time, Licensor has office space, equipment and employees which/who are not being furnished to physicians who perform MRI scans or otherwise utilize the services of Licensor; and

         WHEREAS, Licensee desires to obtain the right to use and to sublicense to physicians and medical practices the use of certain of Licensor's excess office space, equipment and clerical personnel.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. Recitals

                  The recitals set forth above are incorporated herein as though set forth in their entirety herein.



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         SECTION 2. Scope of License

                  Subject to the condition precedent stated in Section 6, it is Licensor's intent to license to Licensee on a non-exclusive basis its (i) medical office space located at the Premises (as defined below) (the "Medical Office Space"); (ii) magnetic resonance imaging equipment located at the Premises (the "Equipment"); and (iii) administrative and clerical personnel who work on the Premises (the "Clerical Personnel") (collectively, the "Excess Capacity") to be used by sublicensees of Licensee, approved by Licensor, to perform MRI studies as an integral part of their practices and incidentally by Licensee to assist sublicensees in such usage.

         SECTION 3. Medical Office Space

                  3.1 During the Term (as hereinafter defined), Licensor shall license the use of its Medical Office Space (the "Excess Space) located at ____________ (the "Premises") to Licensee.

                  3.2 The license for the Excess Space at the Premises includes:

                      (a) The non-exclusive use of all office furnishings, fixtures and equipment including other accouterments customary in an MRI office located in the county in which the Premises are located and which currently exist at the Premises as of the date of this Agreement;

                      (b) Light, heat, air conditioning, water and telephone service;

                      (c) Janitorial services; and

                      (d) Provision of general office supplies.


                  3.3 Licensor shall maintain the Premises in good order, condition and repair, and shall, at Licensor's sole expense, use reasonable efforts to make all necessary repairs in a timely manner to maintain the Premises in good condition.


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                  3.4 Subject to the terms of this Agreement and Licensee's
performance of all of its covenants and obligations under this Agreement, during the Term, Licensor grants Licensee the right to utilize the Excess Space free from any interference, hindrance, or ejection by Licensor or any party claiming through or under Licensor during the periods of time set forth in this Agreement.

                  3.5 Licensee shall obtain and maintain at all times any and all necessary permits and consents to allow Licensee to erect such signs as are mutually agreed upon by the parties. In addition, Licensee's sublicensees shall be permitted to place temporary signage on the door to the Premises during their use of the Premises; provided that such signage has been approved by Licensor prior to its use.

         SECTION 4. Equipment

                  4.1 During the Term, Licensor shall license the Equipment as set forth on Schedule A attached hereto and made a part hereof, or such other substantially equivalent equipment that is located on the Premises (the "Excess Equipment"), to Licensee.

                  4.2 Licensee shall ensure that any and all use of the Excess Equipment by Licensee's sublicensees shall be limited to the performance of MRI scans and services related thereto and shall be in accordance with all manufacturer's safety and operating instructions.

                  4.3 Licensor shall use its reasonable efforts to cause the Excess Equipment to be maintained in good working order at all times during the Term and shall bear all reasonable costs of such maintenance; provided, however, that Licensee agrees and covenants that the cost of any repairs or maintenance required by the negligent or improper use by any of its sublicensees shall be borne by such sublicensee.


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                  4.4 Licensor shall make arrangements to supply Licensee's
sublicensees with gadolinium or other contrast agents, if required, and shall be compensated at the rate of ____________ ($_____) per MRI scan where Licensor supplies such agent. The amount owing to Licensor from Licensee's sublicensees in connection with the supply of such agents shall be paid to Licensor pursuant to the Turnkey License Agreement, as hereinafter defined.

         SECTION 5. Clerical and Other Personnel

                  5.1 Licensor shall license use of its Clerical Personnel and such other personnel as it may provide in its discretion upon request of Licensee (the "Excess Personnel") to Licensee for the primary purpose of providing MRI technician services, scheduling patients, reception, answering telephone calls from patients and preparing and maintaining patient medical records (which shall at all times remain the property of Licensee's sublicensees) under the supervision of the physicians to whom Licensee shall sublicense the Excess Capacity. Licensee, or its designee, shall be responsible for supervision and quality control with respect to such services. Throughout the Term, the Excess Personnel shall be available on a non-exclusive basis to Licensee and its sublicensees at the Premises during normal business hours, Monday through Friday (and on Saturdays and Sundays where prior arrangements have been made between Licensor and Licensee for periods of time agreed to in advance by Licensor); provided, however, that Licensee's and its sublicensees' use of the Excess Personnel does not interfere with the operation of Licensor's business.

                  5.2 Licensor shall remain the sole employer of the Excess Personnel, notwithstanding the fact that Licensee and/or its designees may exercise supervision over such personnel from time to time. Licensor shall remain solely responsible for the payment of all salaries,


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benefits and taxes for or on behalf of the Excess Personnel with respect to the services rendered within the scope of this Agreement.

                  5.3 During the Term, the Excess Personnel shall, upon request, provide the following services to Licensee and its permitted sublicensees: receptionist services, MRI technician services, bookkeeping, scheduling, and creating and maintaining patient files under a physician's supervision.

         SECTION 6. Hours of Usage

                  6.1 Licensor shall make available to Licensee for its exclusive use hereunder the Premises and Equipment during the hours set forth on Schedule B. Such hours may be changed from time to time upon the mutual agreement of the parties.

                  6.2 Notwithstanding the foregoing, in case of an urgent medical need, Licensee shall allow Licensor's other licensees as well as Licensor reasonable use of the Premises, Equipment and Clerical Personnel during the hours set forth on Schedule B (as such schedule may be changed from time to time upon the mutual agreement of the parties), to conduct MRI scans for their patients.

                  6.3 Licensor shall make reasonable accommodations to ensure that in case of an urgent medical need of patients of Licensee's sublicensees, such sublicensees will have reasonable use of the Premises, Equipment and Clerical Personnel for hours other than those set forth on Schedule B (as such schedule may be changed from time to time upon the mutual agreement of the parties), to conduct MRI scans for their patients.

                  6.4 Nothing contained herein shall in any fashion limit or diminish Licensor's right to license use of Excess Capacity (other than for those specific hours set forth on


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Schedule B, as such schedule may be changed from time to time upon the mutual agreement of the parties) to any other party during the Term. Nothing contained herein shall in any fashion limit or diminish Licensee's right to obtain use and/or ownership of any other MRI office, whether or not such MRI office is in competition with Licensor.

                  6.5 Licensee shall not be entitled to any abatement of any Fee (as hereinafter defined) to which Licensor is entitled under this Agreement or any other agreement by and between and/or among Licensor, Licensee and any of its sublicensees or to any counterclaim, recoupment, reduction or offset against such amount, on account of any present or future claim of Licensee against Licensor, the manufacturer or supplier of the Equipment or any other person or entity.

         SECTION 7. Compensation

                  7.1 As compensation to Licensor for the monthly licensing of Excess Capacity, Licensor shall be entitled to, and shall be paid, license fees (the "Fee") at the rate of ______ ($_____) per MRI scan, it being understood and agreed that such Fees represent the fair market value of the Excess Capacity to Licensee.

                  7.2 The Fee per MRI scan will be allocated as follows:

                           Medical Office Space - $_____
                           Equipment - $_____
                           Clerical and Management Personnel - $_____

                  7.3 Licensor shall furnish billing and collection services to
(x) the Licensee, if it is legally entitled to bill for and collect payments with respect to the services rendered by it or its sublicensees utilizing the Excess Capacity, and (y) if the Licensee is not so entitled to bill


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for and collect such payments, then such services shall be rendered directly to such sublicensees, in each case the cost of such services to be included in the Fee payable under Section 7.1, and, in the case of clause (y), pursuant to a Turnkey License Agreement by and between Licensee and each sublicensee of Licensee that utilizes Excess Capacity, in substantially the form of Exhibit A hereto (the "Turnkey License Agreement"). No sublicensee of Licensee shall use the Excess Capacity unless, and until, (A) such sublicensee has delivered to Licensor a fully-executed original of the Turnkey License Agreement and (B) Licensee has delivered to Licensor an originally executed Collateral Assignment and Agreement with respect thereto, in substantially the form of Exhibit B hereto (the "Collateral Assignment").

                  7.4 Licensee shall make payment to Licensor of the Fees within ninety (90) days of presentation by Licensor of a monthly itemized statement identifying the (i) precise days and times the Premises has been used by Licensee or its sublicensees and (ii) number of scans performed hereunder. Licensee also agrees to maintain a complete and accurate record of its usage of the Premises.

                  7.5 Licensee and its sublicensees shall be responsible for the timely payment in full of all taxes due from the use of the Excess Capacity under this Agreement, including, without limitation, all taxes payable to the New York State Department of Taxation and Finance, Sales Tax Division. Licensee will hold Licensor harmless from, and shall indemnify Licensor against, any liability due to the New York State Department of Taxation and Finance, Sales Tax Division, or such other taxing authority pursuant to the use of the Medical Office Space, Excess Personnel and/or Excess Equipment to Licensee's sublicensees pursuant to this Agreement.


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         SECTION 8. Representations, Covenants and Warranties of Licensor

                  8.1 Licensor warrants to Licensee that it has the right to license use of the Premises, Equipment and Clerical Personnel (and the other personnel provided hereunder) as set forth in this Agreement.

                  8.2 Licensor warrants that it (i) is a corporation, validly existing and in good standing under the laws of the State of Delaware, qualified to do business in New York, (ii) has the power and authority to carry on its business as now being conducted, and (iii) has the power to execute and perform this Agreement.

                  8.3 Licensor agrees to furnish the services of a radiology technician at the Premises to the Licensee and its sublicensees during the hours set forth on Schedule B, as such schedule may be changed from time to time upon the mutual agreement of the parties.

         SECTION 9. Representations, Warranties and Covenants of Licensee

                  9.1 Licensee shall require and assure that all of its sublicensees shall, at all times, maintain with reputable, financially sound insurers professional liability insurance (including malpractice insurance) for themselves and each shareholder, employee physician and radiology technician utilizing the Premises pursuant to such sublicensee's Turnkey License Agreement in the minimum amount of $1 Million for each occurrence and $3 Million in the aggregate. Each sublicensee shall, no later than fourteen (14) days prior to such sublicensee's utilization of the Premises, and from time to time thereafter, furnish appropriate evidence to Licensor of the existence of such insurance with an insurance company licensed in the State of New York or FOJP or an affiliated insurance arm of FOJP. Licensee shall also require and assure that all of the physicians, radiology technicians and other medical personnel utilizing the Premises maintain appropriate state


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medical licensure and have not been disqualified from participating in any federal, state, local or private healthcare insurance programs and are not otherwise subject to any disciplinary action, or investigation relating thereto.

                  9.2 Licensee shall require and assure that all of its sublicensees shall, at all times, maintain with reputable, financially sound insurers general liability and casualty insurance for themselves (naming Licensor as an additional insured) with respect to the Excess Capacity. The amount of the insurance shall be determined in the reasonable judgment of Licensor. Licensee shall further require and assure that all of its sublicensees shall, at all times, maintain with reputable, financially sound insurers comprehensive public liability insurance against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation or condition of the Premises, together with such other insurance as may be required by law or reasonably determined by Licensor. All said insurance shall include Licensor as an insured party and shall be in form and amounts and with insurers satisfactory to Licensor, and Licensee shall, upon Licensor's request, furnish to Licensor certified copies or certificates of such insurance policies and each renewal thereof. Each sublicensee shall irrevocably authorize Licensor to make, settle and adjust claims under such policy or policies of physical damage insurance and to endorse the name of the sublicensee on any check or other item of payment for the proceeds thereof.

                  9.3 Licensee shall assure that Licensor is furnished with at least ten (10) days' written notice prior to the cancellation or non-renewal of any insurance obtained under the terms of this Agreement.

                  9.4 Licensee shall maintain an up-to-date (a) personnel file with documentation of the following credentials of its sublicensee's medical and technical personnel,


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including: (i) medical licenses, (ii) medical board certifications, (iii)
malpractice insurance, (iv) DEA certification and (v) no fault/compensation rating; and (b) list of all managed care organizations, insurance companies, health maintenance organizations and similar entities (including all contracts and agreements with any of the foregoing) with which any sublicensee does business. Licensee shall cause all of the foregoing information to be made available to Licensor upon its request.

                  9.5 Licensee shall use the Premises, as well as the Excess Space, Excess Equipment and Excess Personnel, as contemplated by this Agreement. Licensee further represents, warrants and covenants that:

                      (a) Licensee and its sublicensees shall comply with all applicable laws and regulations in the provision of health care services; and

                      (b) Licensee acknowledges that each of its sublicensees shall assume full responsibility for the professional conduct of its medical practice at the Premises.

                  9.6 Licensee covenants that it and its sublicensees will comply with all applicable laws and regulations including, without limitation, laws governing fraud and abuse in the provision of health care services.

                  9.7 If a corporation, Licensee warrants that it (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the power and authority to carry on its business as now being, and as proposed to be, conducted, and (iii) has the power to execute and perform this Agreement.

                  9.8 Licensee covenants that neither it nor any of its sublicensees will grant a lien on or security interest in, or otherwise encumber, the Equipment or the Premises or alter,


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repair, augment or remove the Equipment from the Premises without the prior written consent of Licensor.

                  9.9 Licensee covenants that Licensor shall be allowed to retain a certified public accountant to perform an annual financial audit of Licensee's and its sublicensee's books and records which reflect their revenues, as well as compliance with this Agreement. If such audit reveals that the Fees and other amounts then due to Licensor hereunder are more than three percent (3%) higher than the sums which have then been paid to Licensor, then Licensee shall reimburse Licensor for fifty percent (50%) of the costs of such audit. Further, all sums so calculated by the auditor shall be deemed immediately owing to Licensor and if such sums remain unpaid within ten (10) days after performance of the audit, such sums shall accrue interest payable to Licensor at a rate equal to 1- 1/4% per month or the highest interest rate permitted by law, whichever is less.

         SECTION 10. Fire or Other Casualty

                  In the event that the Premises shall be damaged by fire or other casualty and the damage is so extensive as to amount to total destruction of the Premises, this Agreement shall terminate immediately.

         SECTION 11. Transfer and Assignment

                  (a) Neither Licensee nor Licensor shall assign or otherwise transfer this Agreement except as set forth in clause (b) below or as otherwise agreed to in advance by Licensor in its sole and absolute discretion.

                  (b) Licensee shall have the right, subject to Licensor's prior consent, which may be withheld in Licensor's reasonable discretion, to sublicense its use of the Excess Capacity to physician(s) or medical practice(s) which shall perform MRI scans in accordance with the terms


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hereof; provided, however, that prior to any use of the Excess Capacity by such physicians or medical practices, such persons shall execute and deliver to Licensee a Turnkey License Agreement and Licensee shall execute and deliver to Licensor a Collateral Assignment with respect thereto.

                  (c) The rights of Licensee and its sublicensees under this Agreement are subject to the terms of any equipment or premises lease or any other finance agreements to which Licensor is a party. Further, all of Licensee's sublicensees' rights to utilize Excess Capacity at the Medical Office space is subject and subordinate to all of the terms and conditions of this Agreement.

         SECTION 12. Further Actions

                  Each party shall promptly and duly execute and deliver to the other such further documents, instruments and assurances and take such further actions as such other party may reasonably request in order to carry out the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the requesting party.

         SECTION 13. Indemnifications

                  13.1 Licensee shall indemnify and hold Licensor, its permitted successors and assigns and any of their respective officers, directors, employees, representatives and agents harmless from and against any and all claims, damages, injuries, liabilities, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel incurred by the indemnified party in any action or proceeding between the indemnitor and the indemnified party or between the indemnified party and any third party or otherwise, arising out of or in any way related to: (a) any material breach or default of this Agreement by Licensee, (b) Licensee's professional negligence in the use of the Premises or the Equipment, (c) any defects or dangerous conditions caused by or which are the responsibility of Licensee of (i) the Premises or (ii) the Equipment, (d) any


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claim made by or on behalf of a member of the Excess Personnel in respect of his or her employment caused by or which is the responsibility of Licensee, and
(e) any negligent conduct by an employee, agent, representative of Licensee or Licensor, if such employee, agent, subcontractor or representative of Licensor is then under the control or supervision of Licensee. This indemnity shall only apply to compensatory damages and not consequential damages such as the loss of future business.

                           Licensee covenants and agrees that each Turnkey
License Agreement shall provide that such sublicensee shall indemnify and hold Licensor, its permitted successors and assigns and any of their respective officers, directors, employees, representatives and agents harmless from and against any and all claims, damages, injuries, liabilities, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel incurred by the indemnified party in any action or proceeding between the indemnitor and the indemnified party or between the indemnified party and any third party or otherwise, arising out of or in any way related to: (a) such sublicensee's professional negligence in the use of the Premises or the Equipment, (b) any defects or dangerous conditions caused by or which are the responsibility of such sublicensee of (i) the Premises or (ii) the Equipment,
(c) any claim made by or on behalf of a member of the Excess Personnel in respect of his or her employment caused by or which is the responsibility of such sublicensee, and (d) any negligent conduct by an employee, agent, representative of such sublicensee or Licensor, if such employee, agent, subcontractor or representative of Licensor is then under the control or supervision of such sublicensee.

                  13.2 The obligations of this Section 13 shall survive any termination of this Agreement.


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         SECTION 14. Term; Termination

                  14.1 The term of this license shall begin on the date first written above (the "Commencement Date") and shall continue for _______ (___) months (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew on a month-to-month basis subject to either party's right to terminate on thirty (30) days prior written notice. The Initial Term of this Agreement and any renewal term shall be referred to herein as the "Term".

                  14.2 During the Initial Term, this Agreement may be terminated by either party with or without cause upon sixty (60) days prior written notice; provided, however, that any termination shall in no fashion reduce Licensee's obligations to pay accrued Fees hereunder.

                  14.3 At the expiration (including by default) of the Term, the Premises and the Equipment shall be in the same good order and condition as of the Commencement Date, reasonable wear and tear excepted, and Licensee shall remove all of Licensee's personal property from the Premises before, or immediately after, such termination.

         SECTION 15. Default

                  15.1 Licensee shall be in default if it fails to perform substantially at the time and in the manner herein specified any term or covenant hereof, and if such breach continues for ten (10) days after Licensee receives written notice of such breach.

                  15.2 Licensor shall be in default if it fails to perform substantially at the time and in the manner herein specified any term or covenant hereof, and if such breach continues for ten (10) days after Licensor receives written notice of such breach.


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                  15.3 If either party is in default under any provision of
this Agreement and fails to cure such default within the above-referenced ten
(10) day period, the other party has the right to terminate this Agreement without prejudice to any other right or remedy provided by law.

                  15.4 Licensor may also immediately terminate this Agreement during the Term (i) upon final action by the NYS Board of Regents or other body having jurisdiction resulting in the termination of any of Licensee's sublicensees as a professional entity, or the suspension of any sublicensee's charter or (ii) if Licensee or any of its sublicensees shall apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due, make a general assignment for creditors or take advantage of any insolvency law, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating it as bankrupt or insolvent or approving a petition seeking its reorganization or appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets.

         SECTION 16. Line of Credit and; Security Interest

                  16.1 Licensor hereby agrees to provide Licensee a line of credit (the "Line of Credit") for the use of Licensee solely, in each case with respect to utilization of the Excess Capacity (i) to pay the radiologists rendering services on behalf of Licensee or its sublicensees; (ii) to pay reasonable operating expenses of Licensee, including, without limitation, accounting, legal, and various professional malpractice insurance premiums;
(iii) to issue patient and third party payor refunds; and (iv) to pay the Fees payable to Licensor due hereunder. The Line of Credit shall only be available to the extent that said expenses and fees cannot otherwise be paid from the general funds of Licensee received for services rendered at the Premises, after all such available funds have been


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expended for Fees and other amounts due hereunder. Each advance under this Line of Credit shall be available in the net aggregate principal amount of up to seventy five percent (75%) of the "Aggregate Net Insurance Proceeds" (as hereinafter defined) which Licensor reasonably believes Licensee will receive pursuant to the Turnkey License Agreement(s) within ninety (90) days of the date of the last advance made under the Line of Credit and shall be reflected on the promissory note to be executed by Licensee simultaneously with the execution of this Agreement in the form of Exhibit C attached hereto (the "Note"). The Line of Credit may be drawn down upon five (5) business days' notice by Licensee to Licensor. Draw-downs (each a "Loan" and collectively, the "Borrowings") may be requested at any time but not more often than twice per month, and no more than $200,000 shall be advanced hereunder in any thirty (30) day period. The term "Aggregate Net Insurance Proceeds" shall mean that portion of the total sum that Licensor expects to collect on behalf of the sublicensees of Licensee pursuant to the several Turnkey License Agreements between Licensor and such sublicensees that Licensee is entitled to receive from such sublicensees with respect to services rendered by Licensee to such sublicensees at the Premises. Unless otherwise agreed to in writing by Licensee and Licensor, the outstanding principal amount of each Loan shall be repaid to Licensor in three (3) equal monthly installments, if not available sooner, beginning the 90th day after the Loan is made, provided that such outstanding amount shall be prepaid to Licensor to the extent that the revenues of Licensee and/or its sublicensees in any month exceed the amounts owed by Licensee or its sublicensees to those medical or technical personnel contracted for or employed by Licensee or its sublicensees and budgeted expenses (and Fees) of Licensee payable within such month. Interest shall accrue on the outstanding balance of each Loan beginning upon the 90th day after the Loan is made. Such interest shall be calculated at the rate of twelve percent (12%) per


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annum, but in no case in excess of the maximum rate permitted by law. Licensee may at any time prepay to Licensor the principal amount of any Loan in whole or in part, without prepayment penalty. If on the 90th day after a Loan is made, Licensee has insufficient funds available to repay such Loan pursuant to the terms hereof after Licensee's payment of current operating expenses, then repayment of the Loan shall be paid in full from other funds. Notwithstanding anything to the contrary contained herein, repayment of the Borrowings shall be governed by the terms of the Note.

                  16.2 (a) As collateral security for the prompt and complete payment and performance when due by Licensee of all of its obligations and liabilities under this Agreement and all other documents and instruments executed in connection herewith, including, without limitation, the Note (collectively, the "Obligations"), and to induce Licensor to enter into this Agreement and all of such other documents and instruments, including, without limitation, the Note, Licensee hereby sells, assigns, mortgages, hypothecates, conveys, transfers and grants to Licensor a first priority continuing security interest in and to all of Licensee's right, title and interest in, to and under all accounts receivable, debts and other forms or obligations now owned or hereafter received or acquired by or belonging or owing to Licensee arising out of or in connection with or otherwise related to services rendered at the Premises, including, without limitation, all amounts Licensor may collect on behalf of the sublicensees of Licensee pursuant to the several Turnkey License Agreements between Licensor and such sublicensees that Licensee is entitled to receive from such sublicensees with respect to services rendered at the Premises (collectively, the "Collateral").

                       (b) Unless an Event of Default (as defined in the Note) shall have occurred and be continuing, all cash or other amounts payable in respect of the Collateral shall be remitted to Licensee.


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                       (c) Upon the occurrence of an Event of Default or at any
time during the continuance thereof, Licensor may (i) exercise any and all rights and remedies granted to a secured party by the Uniform Commercial Code as in effect in the State of New York on the date hereof or otherwise allowed at law and, in either case, as otherwise provided by this Agreement, (ii) take possession of the Collateral or any part thereof with or without notice or process of law and for that purpose may enter upon Licensee's premises where any of the Collateral is located and remove the same, and (iii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and Licensee agrees that, without limitation, the following are each commercially reasonable: (A) Licensor shall not in any event be required to give more than fourteen (14) days' prior notice to Licensee of any such disposition, (B) any place within the New York metropolitan area may be designated by Licensor for disposition, and (C) Licensor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Licensee hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, or redemption, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of the provisions hereof.

                       (d) Licensee covenants and agrees that it (i) shall defend Licensor's right, title and security interest in and to the Collateral as a first priority continuing security interest against the claims and demands of all persons whomsoever; and (ii) shall not grant any other lien on or security interest in or otherwise encumber any of the Collateral.


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                       (e) Licensee hereby appoints Licensor or its designee as
Licensee's attorney-in-fact, at Licensee's own cost and expense, to exercise at any time after the occurrence of an Event of Default all or any of the powers, authorities, and discretions conferred on or reserved to Licensor by or pursuant to this Agreement or applicable law, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act as Licensor may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. Licensee hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts Licensor or any of its agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to Licensor pursuant hereto, which power of attorney, being given for consideration, is irrevocable.

                       (f) Licensee agrees to deliver to Licensor concurrently herewith such duly executed UCC Financing Statements as Licensor may reasonably request and agrees, from time to time, to deliver to Licensor such additional UCC Financing Statements for filing, as may be appropriate, to perfect Licensor's security interest in the Collateral in such jurisdictions as Licensor may determine to be appropriate. Further, Licensee shall, at its own cost and expense, promptly execute and deliver all such other certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that Licensor may reasonably request, from time to time, in order to perfect and protect the security interest granted hereby or to enable Licensor to exercise and enforce its rights and remedies hereunder with respect to the Collateral.


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                       (g) Licensee agrees to use its best efforts to cause
each of its sublicensees to execute any and all documents and instruments as the Licensor deems necessary or desirable to protect and perfect Licensor's security interest in the Collateral.

         SECTION 17. Entire Agreement

                  This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding as between Licensor and Licensee.

         SECTION 18. Amendment

                  This Agreement may not be orally changed or modified. All changes or modifications of this Agreement shall be in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         SECTION 19. Benefit and Burden

                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. This Section 19 shall not be deemed to permit any transfer or assignment otherwise prohibited by this Agreement.


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         SECTION 20. Notices

                  Unless otherwise stated herein, any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other). Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be deemed given three (3) business days after the date of mailing. Notices or other communications sent in any other manner shall be deemed given only when actually received.

         Licensor:   HealthCare Imaging Services, Inc.
                     Tri-Parkway Corporate Park
                     200 Schulz Drive
                     Red Bank, New Jersey 07701
                     ATTN:  Elliott H. Vernon, Chairman

                     With a copy to:

                     Shereff, Friedman, Hoffman & Goodman, LLP
                     919 Third Avenue
                     20th Floor
                     New York, New York  10022
                     ATTN:  Scott M. Zimmerman, Esq.

         Licensee:

                     With a copy to:

         SECTION 21. No Waiver

                  No waiver shall be effective against either party unless it is in writing, signed by that party. No waiver of any breach of any term or covenant contained in this Agreement shall operate as a waiver of such term or covenant itself, or of any subsequent breach thereof.

         SECTION 22. Severability


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                  The invalidity or unenforceability of any provision of this
Agreement shall not impair the validity or enforceability of any other provision.

         SECTION 23. Governing Law

                  This Agreement shall be governed by the internal laws of the State of New York.

         SECTION 24. Headings

                  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 25. Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 26. Independent Contractor

                  This Agreement is not intended, and shall not be construed, to create a venture, partnership or association as between Licensor and Licensee and/or its sublicensees. Each party is an independent contractor of the other.


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         IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above.

                                        HEALTHCARE IMAGING SERVICES, INC.

                                        By:
                                           -----------------------------------


                                        [LICENSEE]


                                        By:
                                           -----------------------------------




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